UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

FSP 303 EAST WACKER DRIVE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53165	20-8061759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

FSP 303 East Wacker Drive Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own and operate a twenty-eight story multi-tenant office tower containing approximately 859,187 rentable square feet of office and retail space and a 294-stall underground parking garage located in downtown Chicago, Illinois (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The Registrant acquired the Property through FSP 303 East Wacker Drive LLC (the “Property Owner”), a wholly-owned subsidiary of the Registrant.  The sole business of the Property Owner is to own and operate the Property.

The Property Owner and AECOM Technology Corporation (“AECOM”), as successor-in-interest to AECOM USA, Inc., are parties to that certain Office Lease dated January 1, 1996, as amended by that certain First Amendment to Lease dated October 1, 1999, as amended by that certain Second Amendment to Lease dated January 22, 2001, as amended by that certain Third Amendment to Lease dated March 1, 2004 (as so amended, the “Original Lease”), whereby the Property Owner grants to AECOM and AECOM accepts from the Property Owner a lease of certain office space located at the Property. Effective April 30, 2012, AECOM USA, Inc. assigned all of its right, title and interest in and to the Original Lease to AECOM.

On June 5, 2012, the Property Owner and AECOM entered into a Fourth Amendment to Lease (together with the Original Lease, the “Lease”) that, among other items, (i) extended the term of the Lease from September 30, 2014 to September 30, 2024, (ii) substituted and replaced a portion of the leased premises located on the fifth and sixth floors of the Property with space located on the thirteenth and fourteenth floors of the Property (the “Substitution”), (iii) excluded 47,566 square feet of space located on the ninth and twelfth floors of the Property from the leased premises (the “Exclusion”), (iv) included a right of first offer in favor of AECOM to lease space on the twelfth or fifteenth floors of the Property, (v) included two market rate renewal options in favor of AECOM each for a term of five years, and (vi) included an early termination right in favor of AECOM to terminate either one full floor or its entire then existing leased premises effective as of September 30, 2021 upon delivery of written notice to the Property Owner on or before July 1, 2020 and payment to the Property Owner of an early termination fee. The effective date of the Substitution is expected to be on or about February 1, 2013. The effective date of the Exclusion is expected to be on or about August 1, 2013. Accordingly, after giving effect to the Substitution and the Exclusion, AECOM will lease 58,424 square feet of the space at the Property, or approximately 6.8% of the Property’s rentable space.

The Lease is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Lease is qualified in its entirety by the complete text of the Lease filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP 303 EAST WACKER DRIVE CORP.

Date: June 8, 2012	By: /s/ George J. Carter
George J. Carter President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease, dated January 1, 1996, between Metropolitan Life Insurance Company and Consoer Townsend Environdyne Engineers, Inc., as amended by that certain First Amendment to Lease, dated October 1, 1999, between 303 Wacker Realty L.L.C. and Consoer Townsend Environdyne Engineers, Inc., as further amended by that certain Second Amendment to Lease, dated January 22, 2001, between 303 Wacker Realty L.L.C. and Consoer Townsend Environdyne Engineers, Inc., as further amended by that certain Third Amendment to Lease, dated March 1, 2004, between 303 Wacker Realty L.L.C. and Consoer Townsend Environdyne Engineers, Inc., incorporated herein by reference to Exhibit 10.2 to FSP 303 East Wacker Drive Corp.’s Registration Statement on Form 10, as amended (File No. 000-53165).

10.2*	Fourth Amendment to Lease, dated June 5, 2012, between AECOM Technology Corporation and FSP 303 East Wacker Drive LLC.

*	Filed herewith.

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